Form N-SAR
Item 770



Name of Registrant:				VALIC Company I

Name of Portfolio:				VALIC I Company Mid Cap Strategic Growth Fund

Issuer:						Renren Inc.

Years of Operation:				3+

Underwriting Type:				Firm

Offering Type:					Common Stock



Underwriter from whom Purchased:		Deutsche Bank



Underwriting Syndicate Members:		        Morgan Stanley


Date Offering Commenced:			05/04/2011

Date of Purchase:				05/04/2011

Principal Amount of Offering:			$743,400,000


Offering price:					$14.00


Purchase price:					$14.00


Commission, spread or profit:			$0.84

Principal amount of purchases by all investment
Companies advised by the investment sub-adviser:     $206,626







Name of Registrant:				VALIC Company I

Name of Portfolio:				VALIC I Company Mid-Cap Strategic Growth Fund

Issuer:						LinkedIn Corp.




Years of Operation:				3

Underwriting Type:				Firm

Offering Type:					Common Stock



Underwriter from whom Purchased:		JP Morgan




Underwriting Syndicate Members:		        JP Morgan



Date Offering Commenced:			05/18/2011


Date of Purchase:				05/18/2011


Principal Amount of Offering:			$352,800,000


Offering price:					$45.00



Purchase price:					$45.00



Commission, spread or profit:			$3.1500


Principal amount of purchases by all investment
Companies advised by the investment sub-adviser:     $307,890




Name of Registrant:				VALIC Company I

Name of Portfolio:				VALIC I Company Mid-Cap Strategic Growth Fund

Issuer:						Yandex NV



Years of Operation:				3

Underwriting Type:				Firm

Offering Type:					Common Stock



Underwriter from whom Purchased:		Deutsche Bank





Underwriting Syndicate Members:		        Deutsche Bank




Date Offering Commenced:			05/18/2011


Date of Purchase:				05/18/2011


Principal Amount of Offering:			$1,304,352,200



Offering price:					$25.00




Purchase price:					$25.00




Commission, spread or profit:			$1.2500


Principal amount of purchases by all investment
Companies advised by the investment sub-adviser:     $441,275